QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069, 333-152998 and 333-168669) on Form S-8 and (Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335, 333-150070, 333-159010, 333-165478 and 333-168670) on Form S-3 of Satcon Technology Corporation and its subsidiaries (the Company) of our report dated March 15, 2012 relating to the consolidated financial statements and the financial statement schedule as of December 31, 2011 and 2010 and for the years ending December 31, 2011 and 2010 and our report dated March 15, 2012 relating to the internal control over financial reporting as of December 31, 2011 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting due to material weaknesses), which appear in this Annual Report on Form 10-K of Satcon Technology Corporation and its subsidiaries for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
March 15, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM